Exhibit 10-A






                                  GPU COMPANIES

                           DEFERRED COMPENSATION PLAN

                       (as amended through August 8, 2000)


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                                TABLE OF CONTENTS


 1.   Purpose                                                            1

 2.   Definition of Terms                                                1

 3.   Administration                                                     8

 4.   Deferral Election                                                 10

 5.   Supplemental Savings Plan Benefits                                12

 6.   Interest                                                          13

 7.   Distribution of Deferred Funds                                    14

 8.   Non-Assignment of Deferred Compensation                           18

 9.   Termination of Participation or Employment                        18

10.   Transfer of Employment                                            18

11.   Successor Corporation                                             19




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                                  GPU COMPANIES

                           DEFERRED COMPENSATION PLAN

                       (as amended through August 8, 2000)
                                      -----



1.    Purpose

      This document sets forth the GPU Companies Deferred Compensation Plan, as amended and restated, effective August 8, 2000.

      The Plan provides Elected Officers of each Company, as defined herein, with an opportunity to defer part or all of their Compensation, pursuant to their elections made in accordance with the provisions hereof. The Plan also provides Elected Officers and Other Eligible Employees with an opportunity to be credited with additional deferred amounts that are intended to approximate the Company Matching Contributions that otherwise might have been made on their behalf to the GPU Companies Employee Savings Plan for Non-bargaining Employees (the "Savings Plan") but for the limitation on the amount of compensation that can be taken into account under the Savings Plan pursuant to section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Compensation Limit").

      The Plan is intended to constitute an unfunded plan of deferred compensation for "a select group of management or highly compensated employees" within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

      Each Company has adopted this Plan as its own Plan. Accordingly, each Company shall be obligated hereunder only with respect to amounts distributable from the Accounts it maintains for Participants who are its own employees; and the right to receive any amount distributable hereunder with respect to any Participant shall be enforceable only against the Company with which such Participant is or was last employed.

2.    Definition of Terms

      2.1 Account - refers, as the context may require, to the Retirement Account, or the Pre-Retirement Account or Accounts, or to the Retirement Account and all Pre-Retirement Accounts, established for a Participant hereunder.


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      2.2     Board  -  refers to the Board of Directors of a Company.

      2.3 Chairman - refers to the Chairman of the Board or the Chairman, as appropriate for each Company that has adopted the Plan.

      2.4 Change in Control - A "Change in Control" shall mean the occurrence during the term of the Plan of:

      (1) An acquisition (other than directly from GPU, Inc. (the "Corporation") of any common stock of the Corporation ("Common Stock") or other voting securities of the Corporation entitled to vote generally for the election of directors (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the then outstanding shares of Common Stock or the combined voting power of the Corporation's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (i) the Corporation or (ii) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Corporation (for purposes of this definition, a "Subsidiary"), (B) the Corporation or its Subsidiaries, or
(C) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

      (2) The individuals who, as of August 1, 1996, are members of the board of directors of the Corporation (the "Incumbent Board"), cease for any reason to constitute at least seventy percent (70%) of the members of the board of directors of the Corporation; provided, however, that if the election, or nomination for election by the Corporation's shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the


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board of directors of the Corporation (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

      (3)   The consummation of:

            (A) A merger, consolidation or reorganization with or into the Corporation or in which securities of the Corporation are issued, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization with or into the Corporation or in which securities of the Corporation are issued where:

            (i) the shareholders of the Corporation, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

            (ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least seventy percent (70%) of the members of the board of directors of the Surviving Corporation, or a corporation, directly or indirectly, beneficially owning a majority of the Voting Securities of the Surviving Corporation, and

            (iii) no Person other than (w) the Corporation,  (x) any Subsidiary,
      (y) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Corporation or any Subsidiary, or (z) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities or common stock of the Corporation, has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities or its common stock.

            (B)   A complete liquidation or dissolution of the Corporation; or



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            (C) The sale or other disposition of all or substantially all of the assets of the Corporation to any Person (other than a transfer to a Subsidiary).

            Notwithstanding  the  foregoing,  a Change in  Control  shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Common Stock or Voting Securities as a result of the acquisition of Common Stock or Voting Securities by the Corporation which, by reducing the number of shares of Common Stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of shares of Common Stock or Voting Securities by the Corporation, and after such share acquisition by the Corporation, the Subject Person becomes the Beneficial Owner of any additional shares of Common Stock or Voting Securities which increases the percentage of the then outstanding shares of Common Stock or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

      2.5 Committee - refers to the Personnel, Compensation and Nominating Committee of the Board of Directors of GPU, Inc.

      2.6 Company - refers, as the context may require, singularly and not jointly, to any Company, a majority of the outstanding common stock of which is owned, directly or indirectly, by GPU, Inc., that has adopted the Plan. When used in reference to a Participant, the term "Company" shall mean the Company with which such Participant is or was last employed unless the context otherwise requires.

      2.7 Compensation - refers to all amounts which, but for an election hereunder, would be paid in cash during a Plan Year to a Participant for services performed on behalf of the Company, but does not include reimbursement for travel or other expenses, Company contributions to retirement programs or other employee benefit plans, payments under the Company's Short-Term or Long-Term Disability Income Plans, any amounts distributed to the Elected Officer from any Pre-Retirement Account. A Participant's Compensation for any Plan Year includes any Performance Award that becomes payable to the Participant during such year, but does not include any other amounts that are paid or that become payable to the Participant under the 1990 Stock Plan for Employees of GPU, Inc. and Subsidiaries (the "Stock Plan"). A Participant's Compensation for any Plan Year beginning on or after April 1, 1991, shall not include any severance payments



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made to the Participant in connection with his or her termination of employment.

      2.8 Disability - refers to entitlement to benefits under the Company's Long-Term Disability Income Plan or Employee Pension Plan as a result of a disability which, in the opinion of the Board, is considered to be a permanent disability.

      2.9 Elected Officer - refers to an individual who, pursuant to election by the Board, is serving as an officer of the Company other than as an Assistant Controller, an Assistant Secretary, or an Assistant Treasurer; provided, however, that the Board of any Company may limit participation in the Plan to such of that Company's elected officers as the Board may designate, and in such case, the term "Elected Officer" shall refer only to any elected officer of such Company so designated by the Board.

      2.10 Excess Compensation - refers, in the case of any Participant for any month beginning on or after January 1, 1995, to the amount by which (i) the aggregate amount of the Participant's Regular Compensation and Incentive Compensation for such month and for all prior months within the Plan Year of the Savings Plan ("ESP Plan Year") that includes such month exceeds the sum of (ii) the Compensation Limit in effect for such ESP Plan Year and (iii) the aggregate amount of the Participant's "Excess Compensation" (as determined under clause
(i) and (ii) hereof) for all prior months within such Plan Year.

      2.11 Incentive Compensation - refers to the portion of a Participant's Compensation for a Plan Year that consists of amounts awarded to the Participant during such year under the Company's Incentive Compensation Plan for Elected Officers, Employee Incentive Compensation Plan, or Annual Performance Award Plan.

      2.12 Involuntary Termination: The term Involuntary Termination shall mean the termination of a Participant's employment with the Company (A) as a result of the Participant's death, (B) by the Company, for any reason, or (C) by the Participant for "Good Reason" as defined below.

      For purposes of the clause (C) of the preceding paragraph, "Good Reason" shall mean the occurrence after a Change in Control of any of the following events or conditions:

      (1) a change in the Participant's status, title, position or responsibilities (including reporting responsibilities) which, in the Participant's reasonable judgement, represents an adverse change from his or her status, title, position or responsibilities as in effect immediately prior thereto; the


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assignment to the  Participant of any duties or  responsibilities  which, in the
Participant's reasonable judgement, are inconsistent with his or her status, title, position or responsibilities; or any removal of the Participant from or failure to reappoint or reelect him or her to any of such offices or positions, other than in connection with the termination of his or her employment for disability, for cause, or by the Participant other than for Good Reason;

      (2)   any reduction in the rate of the Participant's annual base salary;

      (3) the relocation of the offices of the Company at which the Participant is principally employed to a location more than twenty-five (25) miles from the location of such offices immediately prior to such relocation, or the Company's requiring the Participant to be based anywhere other than at such offices, except to the extent the Participant was not previously assigned to a principal place of duty and except for required travel on the Company's business to an extent substantially consistent with the Participant's previous business travel obligations;

      (4) the failure by the Company to pay to the Participant any amount of the Participant's current compensation, or any amount payable under any deferred compensation program of the Company in which the Participant participated, within seven (7) days of the date on which payment of such amount is due;

      (5)  the  failure  by the  Company  (A) to  continue  in  effect  (without reduction in benefit level, and/or reward opportunities) any material compensation or employee benefit plan in which the Participant was participating immediately prior to such failure by the Company unless a substitute or replacement plan has been implemented which provides substantially identical compensation or benefits to the Participant or (B) to continue to provide the Participant with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under all other compensation or employee benefit plans, programs and practices in which the Participant was participating immediately prior to such failure by the Company; or

      (6) in the case of any Participant with whom the Company has entered into a Severance Protection Agreement that is in effect on the date of the Participant's termination of employment, any other event or condition that constitutes "Good Reason" as defined in such agreement.





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      Any event or  condition  described  in clauses (1) through (6) above which occurs (A) within twelve (12) months prior to a Change in Control or (B) prior to a Change in Control but which (x) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control, or (y) otherwise arose in connection with, or in anticipation of, a Change in Control which has been threatened or proposed and which actually occurs, shall constitute Good Reason notwithstanding that it occurred prior to a Change in Control.

      2.13 Other Eligible Employee - refers, with respect to any Plan Year, to any employee of a Company who is not an Elected Officer of such Company but who is expected to have Excess Compensation for any one or more months during such Plan Year and who has been designated by the Chairman of such Company as eligible to make a deferral election for such Plan Year under Section 4.3.

      2.14 Participant - refers to any Elected Officer or Other Eligible Employee who has made a deferral election for any Plan Year under Section 4.1 or
4.3. For all purposes of the Plan other than for purposes of continuing entitlement to make deferral elections under Section 4.1 or 4.3, an Elected Officer who at any time ceases to be such, or a Participant whose employment is terminated or whose participation in the Plan is terminated pursuant to Section 9, shall, notwithstanding such cessation or termination, continue to be treated as a "Participant" until all amounts credited to his or her Accounts under the Plan have been distributed pursuant to Section 7, or transferred pursuant to
Section 10.1.

      2.15 Performance Award - refers to the portion of a Participant's Compensation for a Plan Year that consists of any Performance Cash Incentive Award that becomes payable to the Elected Officer during such year under the Stock Plan. For this purpose, a Performance Award shall be treated as becoming payable to a Participant on the "Vesting Date" for the restricted shares or restricted units with respect to which the Performance Award becomes payable; and the "Vesting Date" shall mean the date on which such restricted shares or restricted units become vested under the terms of the written agreement between the Elected Officer and GPU, Inc. evidencing the award of such shares or units to the Elected Officer.

      2.16 Plan - refers to the GPU Companies Deferred Compensation Plan as set forth in this document and as it may be amended in the future.




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      2.17 Plan Year - refers to each 12-month period from April 1 through March
31. In the case of any Company that adopts the Plan as of a date after the start of a Plan Year, as so defined, the initial "Plan Year," with respect to such Company's Elected Officers and Other Eligible Employees, shall be the period commencing on the date as of which the Plan is so adopted and ending on the next following March 31.

      2.18 Pre-Retirement Account - refers to the memorandum account which shall be established and maintained for a Participant who elects, pursuant to Section 4.5, to have payment of any portion of his or her Compensation for any Plan Year deferred to a date which is expected to occur prior to his or her Retirement or Disability. A separate Pre-Retirement Account shall be established and maintained for the Compensation for each Plan Year which the Participant so elects to defer.

      2.19 Regular Compensation - refers to a Participant's Compensation for a Plan Year, exclusive of any Incentive Compensation awarded to the Participant during such Plan Year, and exclusive of any Performance Award that becomes payable to the Participant during such Plan Year.

      2.20 Retirement - refers to the termination of a Participant's employment with the Company on account of retirement under the Company's Employee Pension Plan, resignation, death or any other reason other than as a result of the transfer of the Participant's employment to any other Company. A Participant's Retirement will not be deemed to have occurred until he or she ceases to be employed with any Company.

      2.21 Retirement Account - refers to the memorandum account which shall be established and maintained for a Participant who elects, pursuant to Section 4.5, to have payment of any portion of his or her Compensation for any Plan Year deferred to a date after his or her Retirement or Disability. The term Retirement Account shall also refer to the memorandum account that shall be established and maintained for a Participant pursuant to Section 5.3.

3.    Administration

      3.1 Subject to the concurrence of the Committee, the Company may modify the provisions of the Plan from time-to-time, or, may terminate the entire Plan at any time; provided, however, that Section 2.4, this Section 3.1, Section 3.4, Paragraph (d) of Section 6 and Section 7.5 may not be amended or modified, and the Plan may not be terminated, (i) at the request of a third party who has indicated an intention or taken steps to effect a Change in Control and who effectuates a Change in Control, (ii) within


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six (6) months prior to, or otherwise in connection with, or in anticipation of, a Change in Control which has been threatened or proposed and which actually occurs, or (iii) following a Change in Control, if the amendment, modification or termination adversely affects the rights of any Participant under the Plan. Action to amend the Plan may be taken by the Company either by resolution duly adopted by the Company's Board, or by an instrument in writing executed by an officer of the Company to whom authority to adopt or approve amendments to the Plan has been delegated pursuant to a resolution duly adopted by the Company's Board. No modification or termination of the Plan shall adversely affect the rights of any Participant with respect to any amounts standing to the Participant's credit in any Account immediately prior to the date of the adoption of such modification or termination, including without limitation any rights with respect to the time and method of payment of, or the crediting of interest equivalents with respect to, any such amounts.

      3.2 Responsibility for the ongoing administration of this Plan rests with the Board.

      3.3 The Board may delegate the day-to-day administration of this Plan, including the maintenance of appropriate records, receiving notifications, making filings, and maintaining related documentation, to the officer or other employee of the Company in charge of the Company's Human Resources division or function, and to his or her staff, or to any one or more other officers or employees of any Company as the Board may determine in its discretion.

      3.4 The Board shall have exclusive authority to resolve all questions concerning the Plan, including any dispute over accounting or administrative procedures or interpretation of the Plan.

      Notwithstanding the foregoing, any determination made by the Board after the occurrence of a Change in Control that denies in whole or in part any claim made by any individual for benefits under the Plan shall be subject to judicial review, under a "de novo", rather than a deferential, standard.

      3.5 A Participant's election to defer Compensation, selection of a distribution commencement date and distribution option, or designation of a beneficiary and contingent beneficiary, made pursuant to this Plan, shall be made in writing, on a form that is furnished to the Participant for such purpose by the Committee and that is signed by the Participant and delivered to the Committee. Any such election, selection,



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designation,  or any change therein, shall not become effective unless and until received by the Committee.

            Except as provided in Section 7.4 , 7.5 or 7.6, a change in the selection of a distribution commencement date or distribution option shall not be effective unless made (i) at least twenty-four (24) months prior to the Participant's Retirement or Disability, or (ii), in the case of any Participant whose Retirement constitutes an Involuntary Termination, at least twelve (12) months prior to the Participant's Retirement.

4.    Deferral Election

      4.1 For each Plan Year beginning on and after April 1, 1991, an Elected Officer may elect, separately, to defer (a) any part or all of his or her Regular Compensation for such year, (b) any part or all of his or her Incentive Compensation for such year, and/or (c) any part or all of any Performance Award that becomes payable to the Elected Officer during such year; subject, however, in each case to the limitations set forth in Section 4.4.

      4.2 An election to defer Regular Compensation for any Plan Year beginning on and after April 1, 1991, shall be made on or prior to October 31 of the year preceding such Plan Year. An election to defer Incentive Compensation for any Plan Year beginning on or after April 1, 1991, shall be made on or prior to October 31 of such Plan Year. Notwithstanding the foregoing, (a) Elected Officers who are initially elected prior to November 1st of any Plan Year may, within 30 days of such initial election, or, if later, the date the Elected Officer's Regular Compensation is fixed by the Board, make a deferral election for his or her Regular Compensation for the then current Plan Year, and (b) Elected Officers who are initially elected after November 1st of any Plan Year may, within 30 days of such initial election, or, if later, the date the Elected Officer's Regular Compensation is fixed by the Board, make a deferral election for both his or her Regular Compensation and Incentive Compensation (if any) for the then current Plan Year, as well as for his or her Regular Compensation for the immediately succeeding Plan Year; provided, however, that any deferral election made pursuant to clause (a) or (b) hereof shall be effective only with respect to Compensation earned after such deferral election has become effective. An election to defer any part of a Performance Award shall be made at least one year prior to the Vesting Date for the restricted shares or restricted units with respect to which such Performance Award is payable. All deferral elections made under Section 4.1 or 4.3 shall be irrevocable.




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      4.3 For each Plan Year  beginning  on or after  April 1,  1996,  any Other
Eligible Employee may elect to defer any part or all of any Excess Compensation that may become payable to such Other Eligible Employee for any month during such Plan Year, subject to the limitations set forth in Section 4.4. Such election shall be made on or prior to October 31 of the year preceding such Plan Year.

      4.4 Deferral elections otherwise permitted to be made under the Plan for Plan Years beginning on or after April 1, 1995 shall be subject to the following limitations:

      (a) No amount may be deferred pursuant to a Participant's election under this Plan for a period of 12 months following the Participant's receipt of a hardship withdrawal under Section 7.2(e) of the Savings Plan.

      (b) No Incentive Compensation for a Plan Year may be deferred pursuant to a Participant's election hereunder if the Participant's Retirement or Disability occurs after the date on which he or she made such election but prior to the first day of the calendar year next following the date on which the Participant made the election for such Plan Year.

      (c) No portion of a Participant's Compensation for a Plan Year may be deferred pursuant to the Participant's election hereunder to the extent such portion is required to be applied to payment of any tax or other obligation of the Participant.

      4.5 In any election to defer Regular Compensation or Incentive Compensation for any Plan Year, in any election to defer any Performance Award that becomes payable during a Plan Year, and in any election by any Other Eligible Employee to defer any Excess Compensation for any Plan Year, the Participant shall specify the amount or portion of such Compensation to be deferred, and shall indicate whether the Compensation so deferred is to be credited to a Pre-Retirement Account, or to a Retirement Account. If an Elected Officer elects to defer Incentive Compensation for any Plan Year to a Pre-Retirement Account, the Compensation so deferred shall be credited to the Elected Officer's Pre-Retirement Account for the Plan Year next following the Plan Year in which such Incentive Compensation is awarded to the Elected Officer.

      4.6 With respect to Compensation deferred hereunder for a Plan Year which a Participant elects to have credited to his or her Pre-Retirement Account, he or she shall specify in his or her election form the date on which distribution of such account shall be made or commence. The date so selected shall be no earlier than January 15 of the third calendar year beginning after the close of such Plan Year, and may be the January 15 of any subsequent calendar year. Notwithstanding the foregoing, a Participant may elect to have distribution of any Pre-Retirement Account made or commence on the earlier of any date selected by the Participant in accordance with the preceding sentence, or January 15 of the calendar year following the Participant's Retirement or Disability. In his or her election form for the Plan Year, the Participant shall also select an option under Section 7.2 for the distribution of the Pre-Retirement Account. Except as provided in Section 7.4 , 7.5 or 7.6, the date so specified, and the option so selected, may not thereafter be changed by the Participant.

      4.7 With respect to any Compensation deferred hereunder which a Participant elects to have credited to his or her Retirement Account, he or she shall, at the time he or she first elects to have an amount credited to such account, also elect a distribution commencement date and a distribution option under Section 7.2 for the distribution of such account. A Participant may, subject to the provisions of Section 3.5, change any election as to the distribution commencement date and distribution option for the Retirement Account previously made by him or her. The distribution commencement date so elected shall be either January 15 of the calendar year following the Participant's Retirement or Disability, or January 15 of any subsequent calendar year.

5.    Supplemental Savings Plan Benefits

      5.1 Beginning on or after April 1, 1992, for each month for which an Elected Officer has Excess Compensation, and beginning on or after April 1, 1996, for each month for which any Other Eligible Employee has Excess Compensation, there shall be credited to such Participant's Retirement Account an amount determined by multiplying the Participant's Excess Compensation for such month by his or her Matching Percentage for such month.

      5.2 For purposes of Section 5.1, the following definitions and rules shall apply beginning on or after January 1, 1995:

      (a) In determining the amount of a Participant's Excess Compensation for any month, only the Participant's Regular Compensation for those months during which he or she is eligible to participate in the Savings Plan shall be taken into account.

      (b) A Participant's Regular Compensation for any month shall include the total amount of Regular Compensation that would have been paid to the Participant in such month but for any deferral election made by the Participant hereunder. A Participant's Incentive Compensation for any month shall include the total amount of Incentive Compensation awarded to the Participant during such month whether or not paid to the Participant in such month.

      (c) A Participant's "Matching Percentage" for any month shall mean the percentage, not in excess of 4%, determined by dividing the aggregate amount of the Participant's Regular Compensation and Incentive Compensation for such month, and for all prior months within the ESP Plan Year that includes such month, that is deferred pursuant to elections made by the Participant hereunder, by (ii) the aggregate amount of the Participant's Excess Compensation for such month and for all prior months within the ESP Plan Year that includes such month.

      5.3 If, on the first date as of which an amount is to be credited to a Participant's Retirement Account under Section 5.1, a Retirement Account had not previously been established for such Participant pursuant to Section 4.5, a Retirement Account shall be established for such Participant as of such date. By no later than 30 days after such date, such Participant shall elect a distribution commencement date and a distribution option for his Retirement Account, and may thereafter change any such election, in accordance with the provisions set forth in Section 4.7.

6.    Interest

      Interest equivalents will be calculated and credited to Accounts at the end of each quarter in the calendar year. Such interest equivalents shall be determined in accordance with the following rules:

      (a) The amount of Regular Compensation deferred each month pursuant to an Elected Officer's election hereunder, the amount of Excess Compensation for any month that is deferred pursuant to any Other Eligible Employee's election hereunder, and any amount credited to a Participant's Retirement Account for any month under Section 5.1, shall be treated as having been credited to the Participant's Account in two equal installments during such month, one at mid-month, and the other at month's end; and interest equivalents thereon shall be compounded monthly on each quarter's beginning balance with proportionate monthly compounding for any amounts so deferred or credited during any calendar quarter.

      (b) The amount of Incentive Compensation deferred pursuant to an Elected Officer's election hereunder shall be treated as having been credited to the Elected Officer's Account as of the 15th day, or the last day of the month (whichever is earlier), following the date on which such amount would have been paid to the Elected Officer in the absence of such election, and interest equivalents thereon shall be compounded monthly.

      (c) Any part of a Performance Award deferred pursuant to an Elected Officer's election hereunder shall be treated as having been credited to the Elected Officer's Account as of the 15th day, or the last day of the month (whichever is earlier), following the Vesting Date for the restricted shares or restricted units with respect to which such Performance Award became payable.

      (d) The rate used in calculation of interest equivalents will be the rate equal to the simple average of Citibank N.A. of New York Prime Rates for the last business day of each of the three months in the calendar quarter or, if greater, such other rate as established from time to time by the Committee.

      Interest equivalents will be credited to the balance of each Account maintained for a Participant hereunder, including the undistributed balance of any such Account from which payments are being made in installments. However, if a Participant elects Option (c) under Section 7.2 below, no interest equivalents will be credited to the Participant's Account for any period after the date on which distribution under such Option is to commence.

7.    Distribution of Deferred Funds

      7.1 Subject to Sections 7.4, 7.5 and 7.6, a Participant's Pre-Retirement Accounts shall be distributed to him or her, or distributions from such Pre-Retirement Accounts shall commence, on the date or dates specified in the elections made by the Participant pursuant to Section 4.6 with respect to such accounts. Subject to Sections 7.4, 7.5 and 7.6, a Participant's Retirement
Account shall be distributed to him or her, or distributions from such Retirement Account shall commence, on the date specified in the most recent effective election made by the Participant under Section 4.7 with respect to such Account.

      7.2   The options available for distribution are:

      (a)   A single lump sum payment.

      (b) Annual installments over any fixed number of years selected by the Participant, with a minimum of five annual installments required for the Retirement Account.

      (c) With the prior consent of the Committee and subject to such terms and conditions as it may require, a lifetime annuity payable in annual or more frequent installments, the amount of which shall be determined by reference to mortality tables and interest and dividend rates applicable under individual whole life insurance policies being issued at the time of the Committee's approval by such life insurance companies as the Committee may designate.

      (d) Any other form of distribution, in equal or unequal payments, as specifically approved by the Committee.

            If distribution of any of a Participant's Accounts is to be made in annual installments under Option (b) of this Section 7.2, the amount of each installment will equal the total amount in said Account on the date the installment is payable, divided by the number of installments remaining to be paid. In addition, if the distributions are made in installments under Option
(b) of this Section 7.2, the interest equivalent accrued on each Account each year after the date the first installment is payable will be distributed on each anniversary of such date.

      7.3 Except as the Board may otherwise determine based on the circumstances at the time the distribution to the beneficiary is to commence:

      (a) If a Participant should die after distribution of any Account maintained for him or her hereunder has commenced, but before the entire balance of such Account has been fully distributed, distributions will continue to be made from such Account to the Participant's designated beneficiary or contingent beneficiary, in accordance with the distribution option in effect for such Account at the time of the Participant's death.

      (b) If a Participant should die before any distribution from an Account maintained for him or her hereunder has been made to him or her, distribution of such Account to the Participant's designated beneficiary or contingent beneficiary shall be made, or shall commence, as soon as practicable after the Participant's death, in accordance with the distribution option in effect for such Account at the time of the Participant's death.

            Any amounts remaining to be paid to a Participant's designated beneficiary at the time of the designated beneficiary's death shall be paid to the Participant's contingent beneficiary or, if such contingent beneficiary has predeceased the Participant's designated beneficiary, to the estate of the designated beneficiary. Any amounts remaining to be paid to a Participant's contingent beneficiary at the time of such contingent beneficiary's death shall be paid to the estate of the contingent beneficiary. If the Participant's designated beneficiary and contingent beneficiary have both predeceased the

Participant, any amounts remaining to be paid to the Participant at the time of his or her death shall be paid to the Participant's estate.

      7.4 Notwithstanding anything herein to the contrary, any Account maintained for a Participant hereunder may be distributed, in whole or in part, to such Participant on any date earlier than the date on which distribution from such Account is to be made or commence pursuant to the Participant's election with respect to such Account, if (a) the Participant requests such early distribution, and (b) the Board, in its sole discretion, determines that such early distribution is necessary to help the Participant meet some severe financial need arising from circumstances which were beyond the Participant's control and which were not foreseen by him or her at the time he or she made his or her election as to the date or dates for distribution from such Account. A request by a Participant for an early distribution shall be made in writing, shall set forth sufficient information as to the Participant's need for such distribution to enable the Board to take action on his or her request, and shall be mailed or delivered to the Company's Corporate Secretary.

      7.5 Notwithstanding any other optional form of distribution or date for payment (or for commencement of payment) otherwise elected under Section 4.6 and/or Section 4.7, each Participant shall be permitted to make a special distribution election under (a), (b) or (c) below, in accordance with the provisions of (d) below.

      (a) A Participant may elect under this Section 7.5(a) to have the entire balance of each of his or her Accounts distributed in the form of a single lump sum payment upon the occurrence of a Change in Control prior to the Retirement. Such payment shall be made by no later than thirty (30) days after the date on which such Change in Control occurs.

      (b) A Participant may elect under this Section 7.5(b) to have the entire balance of each of his or her Accounts distributed in the form of a single lump sum payment in the event of the Participant's Retirement for any reason within the two (2) year period following a Change in Control. Such payment shall be made by no later than thirty (30) days after the date of the Participant's Retirement.

      (c) Under this Section 7.5(c) a Participant may elect, in the event a Change in Control occurs after the Participant's Retirement but before all payments with respect to the Participant's Accounts have been made pursuant to the Participant's elections under Section 4.6 and/or Section 4.7, to have the entire unpaid balance of his or her Accounts at the time of such Change in Control distributed in the form of a single lump sum payment. Such payment shall be made by no later than thirty (30) days after the date on which the Change in Control occurs.

      (d) Subject to Section 7.6, an election under Section 7.5(a) shall be effective only if it is made at least one year prior to the Change in Control referred to in Section 7.5(a). Subject to Section 7.6, an election under Section
7.5 (b) shall be  effective  only if it is made either (i) at least  twenty-four
(24) months prior to the Participant's Retirement, or (ii) if such Retirement constitutes an Involuntary Termination at least one year prior to the Change in Control referred to in Section 7.5(b). Subject to Section 7.6, an election under
Section 7.5(c) shall be effective only if it is made prior to the Participant's Retirement and at least one year prior to the occurrence of the Change in Control referred to in Section 7.5(c). Any special election made under Section 7.5(a), (b) or (c) may be revoked, and a new special election may be made thereunder at any time; provided, however, that subject to Section 7.6, any such revocation or new election shall be effective only if it is made within the applicable election period specified in this Section 7.5(d). Any special election, or revocation of a special election, that may be made under Section 7.5(a), (b) or (c) shall be made in the manner set forth in Section 3.5.

      7.6 Notwithstanding any other provision of the Plan to the contrary, if the Committee so directs in connection with any proposed or threatened Change in Control,

            (a) any regular distribution election provided for under Section 4.7 and any special distribution election provided for under Section 7.5 may be made by a Participant, and any such election previously made by a Participant may be revoked and a new election made by the Participant under such Sections, within the period beginning on the date of the first public announcement of such proposed or threatened Change in Control and ending on the 45th day following such date; and

            (b) a Participant may also elect, within such 45-day period, to have the entire balance of such of his or her Accounts distributed in the form of a single lump-sum payment in the event of the Participant's Involuntary Termination at any time within the 12-month period following the date of such public announcement, notwithstanding any other distribution election otherwise made by the Participant under Section 4.6, 4.7 or 7.5. Such lump-sum payment shall be made no later than 30 days following the date of the Participant's termination of employment.

Any election,  or  revocation of an election,  that may be made pursuant to this
Section 7.6 shall be made in the manner set forth in Section 3.5. Any election, or revocation of an election under Section 4.7 that is made pursuant to this
Section 7.6, shall be effective only if either (x) the Change in Control which was proposed or threatened actually occurs or (y) the Participant's Retirement occurs at any time within the twelve (12) month period following such public announcement and such Retirement constitutes an Involuntary Termination.

      7.7 The Company may, but shall not be required to, purchase a life insurance policy, or policies, to assist in funding any of its payment obligations under the Plan. If any policy is so purchased, it shall, at all times, remain the exclusive property of the Company and subject to the claims of its creditors. Neither the Participant nor any beneficiary or contingent beneficiary designated by him or her shall have any interest in, or rights with respect to, such policy.

      7.8 A Participant shall have the status of a mere unsecured creditor of the Company with respect to his or her right to receive any payment under the Plan. The Plan shall constitute a mere promise by the Company to make payments in the future of the benefits provided for herein. It is intended that the arrangements reflected in this Plan be treated as unfunded for tax purposes and for purposes of Title I of ERISA.

8.    Non-Assignment of Deferred Compensation

      A Participant's rights to payments under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer (other than transfer by will or by the laws of descent and distribution, in the absence of a beneficiary designation), assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or his or her spouse or other beneficiary.

9.    Termination of Participation or Employment

      A Participant's participation in the Plan may be terminated by the Board at any time. No promise or representation, either express or implied, is made with respect to continued employment, transfer or promotion because of participation in the Plan, and the employment of a Participant may be terminated at any time.

10.   Transfer of Employment

      10.1 If a Participant transfers employment to any other Company that maintains this Plan for such Company's Elected Officers and Other Eligible Employees and the Participant is or becomes an Elected Officer or Other Eligible Employee of such other Company, the balance to the Participant's credit in each Account maintained for the Participant under this Plan shall be transferred to the comparable account established for the Participant under the Plan maintained by such other Company, effective as of the date on which the Participant's employment is so transferred or, if later, the date on which the Participant first becomes an Elected Officer or Other Eligible Employee of such other Company. Upon the transfer of the Participant's Account balances, the Company making the transfer shall have no further obligation to the Participant or his or her designated beneficiaries with respect to payment of the Account balances so transferred.

      10.2 If an Elected Officer or Other Eligible Employee of any other Company that maintains this Plan for its Elected Officers or Other Eligible Employee transfers employment to the Company and is or becomes an Elected Officer or Other Eligible Employee of the Company, as of the date on which such Elected Officer's or Other Eligible Employee's employment is so transferred or, if later, the date on which such Elected Officer or Other Eligible Employee first becomes an Elected Officer or Other Eligible Employee of the Company, there shall be established for the Elected Officer or Other Eligible Employee under this Plan an Account or Accounts comparable to each account maintained for such Elected Officer or Other Eligible Employee under such other Company's Plan, and there shall be transferred to each Account so established an amount equal to the balance to such Elected Officer's or Other Eligible Employee's credit in the comparable account maintained for the Elected Officer or Other Eligible Employee under such other Company's Plan.

      In addition, on and after the date on which an Elected Officer's or Other Eligible Employee's Account balances are so transferred, any election to defer Compensation, any election as to the date of commencement or form of distribution of Account balances, and any designation of a beneficiary, made by the Participant under such other Company's Plan shall be treated as having been made under this Plan.

11.   Successor Corporation

      11.1 The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.